EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Tri-State Finance Corporation


We consent to the use in the registration statement on Form S-4 of our report dated January 24, 1997, with respect to the consolidated balance sheets of TRI-STATE FINANCE CORPORATION as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended

                                            /s/ Baird, Kurtz & Dobson

                                            BAIRD, KURTZ & DOBSON

December 22, 1997